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                                                                     Exhibit 4.6

                                 AMENDMENT NO. 5
                                     TO THE
                              ROADWAY EXPRESS, INC.
                            401(k) STOCK SAVINGS PLAN
                           (EFFECTIVE JANUARY 1, 1996)

                  THIS AMENDMENT NO. 5 is made and executed this 6th day of January, 2000, by Roadway Express, Inc. (the "Company") to be effective as of January 1, 2000. Words and phrases used herein with initial capital letters which are defined in the Roadway Express, Inc. 401(k) Stock Savings Plan (the "Plan") are used herein as so defined.

                  1. The first sentence of Section 2.14(a) of the Plan is hereby amended in its entirety to read as follows:

         "Compensation" means the sum of salary paid to an Employee by all Controlled Group Members in the calendar year plus cash incentive compensation and overtime pay paid to that Employee, but excluding (i) expense allowances and other special payments not paid as regular compensation, (ii) payments pursuant to the Century Bonus Program,
         (iii) payments pursuant to a tax equalization, relocation or cost of living program, an expatriate program or any similar programs or arrangements and (iv) any part of the Employer's contributions under this Plan and/or any pension, welfare, stock bonus, stock ownership or other qualified or nonqualified plan.

                  2. Section 2.27 of the Plan is amended in its entirety to read as follows:

         2.27     Enrollment Date
         ------------------------

                  "Enrollment Date" means the first day of the first pay period of the first administratively feasible month following the month in which an Employee becomes an Eligible Employee.

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                  3. Section 3.1 of the Plan is amended in its entirety to read as follows:

         3.1      Conditions of Eligibility
         ----------------------------------

                  (a) Any Employee who was a Participant in the Roadway Services, Inc. Stock Savings and Retirement Income Plan and Trust, as amended and restated, on December 31, 1995 and who is a Covered Employee on the Effective Date shall be an Eligible Employee under the Plan.

                  (b) (1) Each Employee, other than an Employee who is designated by his Employer as a temporary or casual employee, who does not become an Eligible Employee under (a) above and who last became a Covered Employee prior to January 1, 2000 shall become an Eligible Employee on the first Enrollment Date following the date on which application for enrollment is received by the Trustee in accordance with enrollment procedures established by the Plan Administrator and such Eligible Employee meets the following requirements: (x) he is a Covered Employee,
                           (y) he has attained age twenty-one (21), and (z) he has satisfied any additional eligibility requirements included in his Employer's Instrument of Adoption.

                           (2) Each Employee who is designated by his Employer as a temporary or casual employee who does not become an Eligible Employee under (a) above and who last became a Covered Employee prior to January 1, 2000 shall become an Eligible Employee on the first Enrollment Date following the date on which application for enrollment is received by the Trustee in accordance with enrollment procedures established by the Plan Administrator and such Eligible Employee meets the following requirements: (w) he is a Covered Employee, (x) he has attained age twenty-one (21),
                           (y) he has completed 1,000 Hours of Service within any twelve month period, and (z) he has satisfied any additional eligibility requirements included in his Employer's Instrument of Adoption.

                  (c) (1) Each Employee, other than an Employee who is designated by his Employer as a temporary or casual employee, who does not become an Eligible Employee under (a) or (b) above and who last became a Covered Employee on or after January 1, 2000 shall become an Eligible Employee on the earlier of (A) the first Enrollment Date following the date on which application for enrollment is received by the Trustee in accordance with the enrollment procedures established by the Plan Administrator and he meets the following requirements: (x) he is a Covered Employee, (y) he has attained age twenty-one, and (z) he has satisfied any additional eligibility requirements included in his Employer's Instrument of Adoption; or (B) the first Enrollment Date that is at least 90 days after the

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                           date on which he meets the following requirements:
                           (x) he is a Covered Employee, (y) he has attained age twenty-one, and (z) he has satisfied any additional eligibility requirements included in his Employer's Instrument of Adoption.

                           (2) Each Employee who is designated by his Employer as a temporary or casual employee who does not become an Eligible Employee under (a) or (b) above and who last became a Covered Employee on or after January 1, 2000 shall become an Eligible Employee on the earlier of (A) the first Enrollment Date following the date on which application for enrollment is received by the Trustee in accordance with the enrollment procedures established by the Plan Administrator and he meets the following requirements: (w) he is a Covered Employee, (x) he has attained age twenty-one,
                           (y) he has completed 1,000 Hours of Service within any twelve month period, and (z) he has satisfied any additional eligibility requirements included in his Employer's Instrument of Adoption; or (B) the first Enrollment Date that is at least 90 days after the date on which he meets the following requirements (w) he is a Covered Employee, (x) he has attained age twenty-one, (y) he has completed 1,000 Hours of Service within any twelve month period, and (z) he has satisfied any additional eligibility requirements included in his Employer's Instrument of Adoption.

                  4. Section 4.1(a) of the Plan is amended by the addition of the following new sentence at the end thereof:

         Notwithstanding the previous sentence, in the event that an Employee who becomes an Eligible Employee pursuant to Section 3.1(c)(1)(B) or
         Section 3.1(c)(2)(B) fails to enroll as a Participant in the Plan pursuant to Section 3.2, and does not specifically decline enrollment in the Plan (in such form, in such manner and at such time as the Plan Administrator shall require) to make Before-Tax Contributions, such Eligible Employee shall be deemed to have elected to have Before-Tax Contributions made to the Plan on his behalf in accordance with this Section at the rate of 3% of his Compensation through equal pay period reductions.


                  5. The second sentence of Section 4.4 of the Plan is amended in its entirety to read as follows:

         A Participant may, however, in accordance with the percentages permitted by Sections 4.1 and 4.2, change the percentage of his Before-Tax Contributions and/or his After-Tax

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         Contributions effective as of the first day of the first pay period of any month upon prior notice filed with the Plan Administrator within such period established by the Plan Administrator.

                  6. The first sentence of Section 7.5(b) of the Plan is deleted and the following is substituted therefor:

         Except as provided in Paragraphs (1) and (3) of this Subsection, each Participant may, pursuant to Sections 7.6, 7.7 and 7.8, direct that Before-Tax Contributions, After-Tax Contributions and Rollover Contributions made by or for him be invested in one or more Investment Funds; provided, however, that if a Participant fails to direct the Investment of Before-Tax Contributions, After-Tax Contributions and Rollover Contributions made by or for him, such contributions shall be invested in the American Balanced Fund.


                  IN WITNESS WHEREOF, the Company has caused this Amendment No. 5 to be executed by its duly appointed officers.

                               ROADWAY EXPRESS, INC.

                               By: /s/ Thomas V. Lopienski
                                   ---------------------------------------------
                               Title: Vice President, HR
                                      ------------------------------------------
                               By: /s/ J. Dawson Cunningham
                                   ---------------------------------------------
                               Title: Executive Vice President
                                      ------------------------------------------
                                      and Chief Financial Officer
                                      ------------------------------------------
                               By: /s/ James D. Staley
                                   ---------------------------------------------
                               Title:
                                      ------------------------------------------

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